Exhibit 3.2

         Company No:
200601091C

THE COMPANIES ACT (CAP 50)

REPUBLIC OF SINGAPORE

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

VERIGY LTD.

Incorporated on the 23rd day of January 2006

ACCOUNTING AND CORPORATE REGULATORY AUTHORITY [LOGO]
(ACRA)

Company No: 200601091C

CERTIFICATE CONFIRMING INCORPORATION UPON CONVERSION

This is to confirm that VERIGY PTE. LTD. which was incorporated on 23/01/2006 under the Companies Act as a company limited by shares did on 26/05/2006 convert to a public company and that the name of the company is now VERIGY LTD..

GIVEN UNDER MY HAND AND SEAL ON 29/05/2006.

/s/ CHUA SIEW YEN CHUA SIEW YEN ASSISTANT REGISTRAR ACCOUNTING AND CORPORATE REGULATORY AUTHORITY (ACRA) SINGAPORE

[Seal]

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

VERIGY LTD.

(Incorporated in the Republic of Singapore)

        1.     The name of the Company is VERIGY LTD.*

        2.     The registered office of the Company will be situated in the Republic of Singapore.

        3.     The Company has full capacity, rights, powers and privileges to carry on or undertake any business or activity or enter into any transaction.

        4.     The liability of the members is limited.

*
By special resolution passed at an Extraordinary General Meeting held on [    ], the Company resolved to be converted to a public company and to change its name from Verigy Pte. Ltd. to Verigy Ltd. On [    ], the Company was converted to a public company and adopted the name Verigy Ltd.

        We/I, the undersigned whose name(s), address(es) and description(s) are hereunto subscribed, are desirous of being formed into a company in pursuance of this Memorandum of Association, and we/I respectively agree to take the number of shares in the capital of the company set opposite to our/my respective name(s).

Name(s), Address(es) and Description of Subscriber(s)	Number of Share(s) taken by each Subscriber(s)

PETER MOE 10H Braddell Hill #22-30 Braddell View Singapore 579727 Lawyer	One(1)

Total number of share(s) taken	One(1)

Dated this 23rd day of January 2006

Witness to the above signatures:-

ANTHONY ANNE CATHARINE Practising Chartered Secretary c/o 1 Temasek Avenue #27-01 Millenia Tower Singapore 039192

THE COMPANIES ACT, CAP. 50

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

VERIGY LTD.

(Adopted by Special Resolution passed on May 24, 2006)

(Incorporated in the Republic of Singapore)

TABLE "A" EXCLUDED

        1.     The regulations in Table "A" in the Fourth Schedule to the Companies Act, Cap. 50, shall not apply to the Company.

INTERPRETATION

        2.     In these Articles, unless the subject or context otherwise requires, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite to them respectively in the second column thereof:-

the Act:	The Companies Act, Cap. 50.
Affiliate:
An affiliate of, or a person affiliated with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.
these Articles:	These Articles of Association as originally framed or as altered from time to time by special resolutions.
the Board of Directors:	the board of Directors of the Company for the time being.
the Company :	VERIGY LTD.
the Directors:	The directors of the Company for the time being.
the Office:	The registered office of the Company for the time being.
the Seal:	The common seal of the Company.
the Secretary:	Any person appointed to perform the duties of a secretary of the Company. Where two or more persons are appointed to act as joint secretaries, this expression shall include any one of those persons.
$ :	Singapore dollars, the legal currency of Singapore.

        Any provision of these Articles that refers (in whatever words) to:

          (a)   the Directors;

          (b)   the Board of Directors;

          (c)   a majority of the Directors; or

          (d)   a specified number of percentage of the Directors of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one Director.

        Any provision of these Articles that refers (in whatever words) to:

          (a)   the members;

          (b)   a majority of members; or

          (c)   a specified number or percentage of members of the Company shall, unless the context otherwise requires, apply with necessary modifications in case the Company has only one member.

        Wherever any provision of these Articles (except a provision for the appointment of a proxy) requires that a communication as between the Company, its Directors or members be effected in legible form or a permitted alternative form, the requirement may be satisfied by the communication being given in the form of an electronic record.

        References in these Articles to "members" shall, where the Act requires, exclude the Company where it is a member by reason of its holding of its shares as treasury shares.

        Words importing the singular number only shall include the plural number, and vice versa.

        Words importing the masculine gender only shall include the feminine and neuter gender.

        Words importing persons shall include corporations.

        A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under any provision of these Articles.

        Expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a legible form.

        Words or expressions contained in these Articles shall be interpreted in accordance with the provisions of the Interpretation Act, Cap. 1, and of the Act as in force at the date which these Articles become binding on the Company.

        A reference in these Articles to "holders" of shares or a class of shares shall, except where otherwise provided, exclude the Company in relation to shares held by it as treasury shares.

PUBLIC COMPANY

        3.     The Company is a public company.

SHARE CAPITAL

        4.     (a)    Subject to the Act, these Articles and any special rights previously conferred on the holders of any existing shares or class of shares, the Directors may:

            (i)    allot and issue ordinary shares to such persons on such terms and conditions and for such consideration as the Directors may think fit;

            (ii)   make or grant offers, agreements, options or other instruments that might or would require ordinary shares to be allotted and issued to such persons on such terms and conditions and for such consideration as the Directors may think fit;

            (iii)  establish such preferred, deferred, qualified or other special rights, privileges or conditions or such restrictions, whether in regard to dividend, voting, return of capital, redemption or otherwise, as the Directors may think fit with respect to additional classes of shares and, with respect to such additional classes of shares, allot and issue, or make or grant offers to issue such shares as described in paragraphs (i) and (ii) above.

          (b)   The Company may by ordinary resolution in a general meeting, give to the Directors, a general authority, either unconditionally or subject to such conditions as may be specified in the ordinary resolution, to issue shares (whether by way of rights, bonus or otherwise) where, unless previously revoked or varied by the Company in a general meeting, such authority to issue shares does not continue beyond the conclusion of the annual general meeting of the Company next following the passing of the ordinary resolution or the date by which such annual general meeting is required to be held, or the expiration of such other period as may be prescribed by the Act (whichever is earlier).

          (c)   All new shares shall be subject to the conditions of issue, and the provisions of the Act and of these Articles with reference to allotment, transfer, transmission and otherwise.

          (d)   The Company may, subject to and in accordance with the Act, give financial assistance for the purpose of, or in connection with the acquisition or proposed acquisition of shares or units of shares in the Company.

        5.     Subject to the provisions of the Act and unless otherwise provided by the terms of issue of the shares of a particular class of shares, if at any time there exist different classes of shares, the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be a member or members entitled to vote being present in person or by proxy or in the case of a corporation by a representative and holding between them a majority of the number of issued shares of the class. For the purposes of this Article "member" includes a person attending as a proxy or as representing a corporation which is a member.

        6.     The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of the class, be deemed to be varied by the creation or issue of further shares ranking equally therewith.

        7.     The Company may pay commissions or brokerage fees on any issue of shares at such rate or amount and in such manner as the Directors may deem fit. Such commissions or brokerage fees may be satisfied by the payment of cash or the allotment of fully paid shares or partly in one way and partly in the other.

REGISTRATION, TRANSMISSION AND TRANSFER OF SHARES

        8.     The Company shall not exercise any right in respect of treasury shares other than as provided by the Act. Subject thereto, the Company may deal with its treasury shares in the manner authorised by, or prescribed pursuant to, the Act.

        9.     Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share or unit of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

        10.   (a)    Every share certificate shall be issued under the Seal and shall specify the number and class of shares to which it relates, and shall bear the autographic or facsimile signatures of one Director and the Secretary or a second Director or some other person appointed by the Directors. The facsimile signatures may be reproduced by mechanical, electronic or other methods approved by the Directors. No certificates shall be issued representing shares of more than one class.

          (b)   Every person whose name is entered as a member in the register of members shall be entitled without payment to receive a certificate under the Seal of the Company in accordance with the Act but in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all such holders.

          (c)   The Company shall not be bound to register more than three persons as the registered holder of a share except in the case of executors or administrators of the estate of a deceased member.

          (d)   Subject to the payment of all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require, every person whose name is entered as a member in the register of members shall be entitled to receive within two months after the allotment of shares, and within one month after the date on which the transfer (other than such a transfer as the Company is for any reason entitled to refuse to register and does not register) of the shares is lodged with the Company, one certificate for all his shares of any one class or several certificates in reasonable denominations each for a part of the shares so allotted or transferred.

          (e)   Where a member transfers only part of the shares comprised in a certificate or where a member requires the Company to cancel any certificate or certificates and issue new certificates for the purpose of subdividing his holding in a different manner, the old certificate or certificates shall be cancelled and a new certificate or certificates for the balance of such shares issued in lieu thereof and such member shall pay all or any part of the stamp duty payable (if any) on each share certificate prior to the delivery thereof which the Directors in their absolute discretion may require and a maximum fee of $2 for each new certificate or such other fee as the Directors may from time to time determine.

          (f)    Subject to the provisions of the Act, if any share certificate shall be defaced, worn out, destroyed, lost or stolen, it may be renewed on such evidence being produced and a letter of indemnity (if required) being given by the shareholder, the transferee, person entitled, purchaser, member firm or member company of any stock exchange upon which the shares in the Company may be listed or on behalf of its or their client or clients as the Directors shall require, and in the case of defacement or wearing out, on delivery up of the old certificate and in any case on payment of such sum not exceeding $2 as the Directors may from time to time require together with the amount of the proper duty for which such share certificate is chargeable under any law for the time being in force relating to stamps. In the case of destruction, loss or theft, a shareholder or person entitled to whom such renewed certificate is given shall also bear the loss and pay to the Company all expenses incidental to the investigations by the Company of the evidence of such destruction or loss.

          (g)   In the case of shares registered jointly in the names of several persons, any such request may be made by any one of the registered holders.

        11.   (a)    All transfers of shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors and may be under hand only.

          (b)   The instrument of transfer shall be signed by or on behalf of both the transferor and the transferee.

          (c)   The transferor shall remain the holder of the shares concerned until the name of the transferee is entered in the register of members in respect thereof.

          (d)   All instruments of transfer which are registered may be retained by the Company.

        12.   (a)    There shall be no restriction on the transfer of shares (except where restricted by law or the listing rules, rules and/or bye-laws of any stock exchange upon which the shares of the Company may be listed).

          (b)   If the Directors shall refuse to register a transfer of any share they shall, within one month from the date on which the application for transfer was made, send to the transferee a notice in writing stating the facts which are considered to justify refusal and send to both the transferor and transferee a notice of refusal as required by the Act.

          (c)   The Directors may in their sole discretion, refuse to register any instrument of transfer of shares unless:

            (i)    all or any part of the stamp duty (if any) payable on each share certificate and such fee not exceeding $2 as the Directors may from time to time require, is paid to the Company in respect thereof;

            (ii)   the instrument of transfer is in respect of only one class of shares; and

            (iii)  the instrument of transfer has been duly stamped with the amount of stamp duty (if any) with which it is chargeable under any law for the time being in force relating to stamps.

          (d)   The Directors shall not register a transfer to a person who is known to them to be an infant or a person of unsound mind but the Directors shall not be bound to enquire into the age or soundness of mind of any transferee.

        13.   Every instrument of transfer shall be left at the Office for registration accompanied by the certificate of the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor or his right to transfer the shares and, if the instrument of transfer is executed by some other person on his behalf, the authority of the person so to do. All instruments of transfer which are registered may be retained by the Company but any instrument of transfer which the Directors may decline to register shall (except in the case of fraud) be returned to the person depositing the same together with the share certificate and notice of refusal within one month after the date on which the transfer was lodged with the Company.

        14.   (a)    The legal personal representatives of a deceased sole holder of a share shall be the only persons recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the share.

          (b)   In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the executors and administrators of the deceased where he was the sole or only surviving holder, shall be the only person(s) recognized by the Company as having any title to his interest in the shares.

          (c)   Nothing in this Article shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by him.

          (d)   There shall be paid to the Company in respect of the registration of any instrument of transfer or probate or letters of administration or certificate of marriage or of death or stop notice or power of attorney or other document relating to or affecting the title to any shares or otherwise for making any entry in the register of members affecting the title to any shares, such fee not exceeding $2 as the Directors may from time to time require or prescribe.

          (e)   The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notification of change of address at any time after the expiration of six years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of six years from the date of cancellation thereof and it shall be conclusively presumed in favour of the Company that every entry in the register of members purporting to have been made on the basis of an instrument of transfer or document so destroyed was duly and properly registered and every share certificate so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

            (i)    the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of claim (regardless of the parties thereto) to which the document might be relevant;

            (ii)   nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

            (iii)  references herein to the destruction of any document include references to the disposal thereof in any manner.

        15.   Any person to whom the right to any share has been transmitted by operation of law upon producing such evidence of such transmission as the Directors think sufficient may with the consent of the Directors be registered as a member in respect of such shares or may subject to the provisions of these Articles transfer such shares. The merger of any two or more corporations under the laws of one or more foreign countries or states shall, subject to applicable laws, constitute a transmission by operation of law for the purposes of this Article.

ALTERATION OF CAPITAL

        16.   The Company may, by ordinary resolution, from time to time in any manner allowed by the Act:

          (a)   consolidate all or any of its shares;

          (b)   subdivide its shares or any of them; or

          (c)   subject to the provisions of the Act and these Articles, convert any class of shares into any other class of shares.

        17.   The new shares shall be subject to the same provisions with reference to the transfer, transmission and otherwise as the issued shares in that same class.

PURCHASE OF OWN SHARES

        18.   Subject to the provisions of the Act, the Company may purchase or otherwise acquire its own shares upon such terms and subject to such conditions as the Company may deem fit. Such shares may be held as treasury shares or cancelled as provided in the Act or dealt with in such manner as may be permitted under the Act. On cancellation of the share as aforesaid, the rights and privileges attached to that share shall expire.

GENERAL MEETINGS

        19.   An annual general meeting of the Company shall be held in accordance with the provisions of the Act. All general meetings other than annual general meetings shall be called extraordinary general meetings.

        20.   The Directors may, whenever they think fit, convene an extraordinary general meeting and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by the Act.

        21.   Subject to the provisions of the Act, any general meeting at which it is proposed to pass a special resolution or a resolution of which special notice has been given to the Company, shall be called by twenty one days' notice in writing at the least, and an annual general meeting and any other extraordinary general meeting by fourteen days' notice in writing at the least. The period of notice shall in each case be exclusive of the day on which the notice is served or deemed to be served and the day on which the meeting is to be held provided that a meeting notwithstanding it has been called by a shorter notice than specified above shall be deemed to have been duly called if it is so agreed:

          (a)   in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

          (b)   in the case of an extraordinary general meeting, by a majority in the number of members having a right to attend and vote thereat, being a majority together holding not less than 95 per cent of the total voting rights of all the members having a right to attend and vote thereat.

        22.   Every notice calling a general meeting or annual general meeting shall specify the place, day and hour of meeting and, in the case of special business, shall specify the general nature of the business to be transacted at the meeting. In the case of an annual general meeting, the notice shall also specify the meeting as such. In the case of any general meeting at which a resolution is to be proposed as a special resolution, the notice shall contain a statement to that effect. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any member shall not invalidate the proceedings at any meeting. There shall appear with reasonable prominence in every such notice, a statement that a member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that the proxy need not be a member of the company.

        23.   All business that is transacted at an extraordinary general meeting shall be deemed special. All business that is transacted at an annual general meeting shall be deemed special except: (i) the declaration of a dividend; (ii) the consideration of the accounts of the Company together with the reports of the Directors and auditors thereon; (iii) the election of Directors; and (iv) the appointment and fixing of the remuneration of the auditors. Any notice of a general meeting to consider special business shall be accompanied by a statement regarding the effect of any proposed resolution on the Company in respect of such special business.

        24.   (a)    No business other than the appointment of a chairman shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. Save as herein otherwise provided, a member or members entitled to vote being present in person or by proxy or representative and holding between them a majority of the number of issued shares of the Company for the time being, present in person or by proxy at the meeting, shall be a quorum for a general meeting. For the purposes of this Article "member" includes a person attending as a proxy or as representing a corporation which is a member.

          (b)   Subject to the provisions of the Act, Members may participate in a meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person.

        25.   If within half an hour from the time appointed for the meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting if convened upon the requisition of members shall be dissolved; but in any other case it shall stand adjourned to the same day in the next week at the same time and place, unless the same shall be a public holiday, when it shall be adjourned to the day following at the same time and place, and if at such adjourned meeting a quorum is not present, then a member or members entitled to vote being present in person or by proxy or representative and holding between them not less than 33 1/3% of the number of issued shares of the Company for the time being, present in person or by proxy at the meeting, shall constitute a quorum for such adjourned meeting, and may transact the business for which the meeting was called.

        26.   (a)    The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the members present shall elect one of the other Directors present to be chairman of the meeting.

          (b)   If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a special resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

        27.   The chairman of any general meeting at which a quorum is present may with the consent of the meeting (and shall if so directed by the meeting), adjourn the meeting from time to time (or sine die) and from place to place, but no business shall be transacted at any adjourned meeting other than the business which might legally have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more (or sine die), notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

        28.   (a)    At any general meeting, any resolution put to the vote of the meeting shall be decided on a poll.

          (b)   A poll shall be taken in such manner and either at once or after an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was taken.

          (c)   The Chairman may, and if so requested shall, appoint scrutineers and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll.

          (d)   If any votes be counted which ought not to have been counted or might have been rejected, the error shall not vitiate any result of the voting unless it can be pointed out at the same meeting or at any adjournment thereof and not in any case unless it shall in the opinion of the chairman of the meeting be of significant magnitude.

          (e)   With respect to any ordinary resolution proposed for consideration of the Company, the resolution shall be approved if it receives the affirmative vote of a majority in number of the shares present in person or represented by proxy at the meeting and entitled to vote on the resolution.

          (f)    With respect to any special resolution proposed for consideration of the Company, the resolution shall be approved if it receives the affirmative vote of not less than three-fourths in number of the shares present in person or represented by proxy at the meeting and entitled to vote on the resolution.

        29.   In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

        30.   Where in Singapore or elsewhere, a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Directors may in their absolute discretion, upon or subject to production of such evidence of the appointment as the Directors may require, permit such receiver or other person on behalf of such member to vote in person or by proxy at any general meeting or to exercise any other right conferred by membership in relation to meetings of the Company.

        31.   Subject to any rights or restrictions for the time being attached to any class or classes of shares and the Act, at meetings of members or classes of members, each member entitled to vote may vote in person or by proxy and every member present in person or by proxy shall have one vote for each share he holds.

        32.   (a)    Subject to the provisions of the Act, a resolution passed by written means by all members for the time being entitled to receive notice of and attend and vote at general meetings (or being corporations, by a director thereof or by their duly authorised representatives) shall be as effective as if the same had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in legible form or a permitted alternate form containing the text of the resolution, each indicating the member's agreement to the resolution.

          (b)   Subject to the provisions of the Act, all general meetings may be held by means of video conference or by other means of electronic communications and in such manner as may be agreed by the Company in general meeting. All the provisions in these Articles as to general meetings shall, mutatis mutandis, be applicable.

        33.   In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members.

        34.   No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

        35.   The instrument appointing a proxy shall be in writing (in the common or usual form) under the hand of the appointer or of his corporation, either under the seal or under the hand of an officer or attorney duly authorised. A proxy may but need not be a member of the Company. The instrument appointing a proxy shall be deemed to confer authority to move any resolution or amendment thereto and to speak at the meeting.

        36.   Where it is desired to afford members an opportunity of voting for or against a resolution the instrument appointing a proxy shall be in the following form or a form as near thereto as circumstances admit or as otherwise approved by the Directors:

VERIGY LTD.

    I/We,                         of                         being a member/

    members of the above-named Company, hereby appoint

    of                        , or failing him,

    of                        , as my/our proxy to vote for me/us

    on my/our behalf at the (annual or extraordinary, as the case may be)

    general meeting of the company, to be held on the    day of            20 ,

    and at any adjournment thereof.

  Signed this    day of                        20 .

  This form is to be used    * in favour of/against    the resolution.

*
Strike out whichever is not desired. (Unless otherwise instructed, the proxy may vote as he thinks fit.)

        37.   A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument or of the authority under which the instrument was executed, or the transfer of the share in respect of which the instrument is given, if no intimation in writing of such death, unsoundness of mind, revocation, or transfer as aforesaid has been received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the instrument is used.

        38.   Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company and such corporation shall for the purposes of these Articles (but subject to the Act) be deemed to be present in person at any such Meeting if a person so authorised is present thereat.

DIRECTORS: APPOINTMENT, ETC.

        39.   The number of the Directors shall not be less than the minimum required by the Act or more than nine. All Directors shall be natural persons.

        40.   A Director shall not be required to hold any shares of the Company by way of qualification. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.

        41.   The Company may from time to time by ordinary resolution passed at a general meeting reduce the number of Directors, but the number of Directors shall not be less than the minimum required by the Act.

        42.   (a)    The Directors may appoint any person to be a Director as an additional Director or to fill a casual vacancy provided that any person so appointed shall hold office only until the next following annual general meeting, and shall then be eligible for re-election.

          (b)   Any appointment of a Director pursuant to this Article shall be ineffective if such appointment would have the result that the number of Directors exceeds the number fixed in accordance with Article 39.

          (c)   At each annual general meeting, one third of the Directors for the time being (or if their number is not a multiple of three, the number nearest to but not less than one-third) shall retire from office by rotation.

          (d)   The Directors to retire in every year shall be those subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring Director shall be eligible for re-election unless the provisions set out below apply.

          (e)   The Company at the meeting at which a Director retires under any provision of these Articles may, by ordinary resolution, fill the office being vacated by electing thereto, with the retiring Director or some other person eligible for appointment. In default, the retiring Director shall be deemed to have been re-elected except in any of the following cases:

            (i)    where at such meeting it is expressly resolved not to fill such office or a resolution for the re-election of such Director is put to the meeting and lost;

            (ii)   where such Director is disqualified under the Act from holding office as a Director or has given notice in writing to the Company that he is unwilling to be re-elected;

            (iii)  where the default is due to the moving of a resolution in contravention of these Articles;

            (iv)  where such Director has attained any retiring age applicable to him as Director.

        The retirement shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost and accordingly a retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

          (f)    At any general meeting of the Company, a motion for the appointment of two or more persons as Directors by a single resolution shall not be made unless a resolution that it shall be so made has first been agreed to at the meeting without any votes being given against it and any resolution passed in contravention of this Article shall be void.

          (g)   In accordance with the provisions of section 152 of the Act, the Company may, by ordinary resolution of which special notice has been given, remove any Director before the expiration of his period of office, notwithstanding anything in these Articles or in any agreement between the Company and such Director but without prejudice to any claim he may have for damages for breach of any such agreement. The Company in a general meeting may by ordinary resolution appoint any person in place of a Director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other Director is to retire by rotation as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director. In default of such appointment, the vacancy so arising may be filled by the Directors as a causal vacancy.

        43.   Any Director who holds any executive office or who serves on any committee, or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, commission or otherwise as the Directors may determine. The appointment of any Director to any other executive office shall not automatically determine if he ceases from any cause to be a Director unless the contract or resolution under which he holds office shall expressly state otherwise, in which event, such determination shall be without prejudice to any claim for damages for breach of any contract or service between him and the Company.

        44.   In the election of Directors pursuant to Article 42(e), the candidates receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the general meeting and entitled to vote on the election of Directors shall be elected, provided always that such number of affirmative votes shall not be less than the number of affirmative votes required for the passing of an ordinary resolution.

        45.   No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for appointment as a Director at any general meeting unless, not less than 120 days before the date of the notice provided to members in connection with the previous year's annual general meeting, there shall have been lodged at the Office a written notice signed by a member or members (other than the person to be proposed for appointment) who (a) are qualified to attend and vote at the meeting for which such notice is given, (b) individually or together hold in aggregate at least five per cent. of the total number of issued shares of the Company (excluding treasury shares) outstanding at the time the notice is given (the "Prescribed Threshold"), and (c) have held shares representing the Prescribed Threshold for a continuous period of at least one year prior to the date on which such notice is given. To be effective, the notice relating to the nomination of a Director pursuant to this Article 45, must be accompanied by a notice in writing signed by the person to be proposed giving his consent to the nomination and signifying his candidature for the office. For purposes of the annual general meeting to be held in 2007, the notice and consent described in this article must be received on or before October 31, 2006.

        46.   The Company may repay to any Director all reasonable travelling, hotel and other expenses properly incurred by the Director in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.

        47.   The office of Director shall become vacant if the Director:

          (a)   ceases to be a Director by virtue of the Act;

          (b)   becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (c)   becomes prohibited from being a Director by reason of any order made under the Act;

          (d)   becomes disqualified from being a Director by virtue of sections 148, 149, 154 and 155 of the Act;

          (e)   becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental disorder;

          (f)    subject to section 145 of the Act, resigns his office by notice in writing to the Company;

          (g)   is for more than six months absent without permission of the Directors from meetings of the Directors held during the period;

          (h)   is removed by the Company in a general meeting pursuant to Article 42(g).

POWERS AND DUTIES OF DIRECTORS

        48.   The business and affairs of the Company shall be managed by the Directors who may pay all expenses incurred in promoting and registering the Company, and may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in a general meeting, but no resolution made by the Company in a general meeting shall invalidate any prior act of the Directors which would otherwise have been valid if that resolution had not been made. Notwithstanding the foregoing, the Directors shall not carry into effect any proposals for selling or disposing of the whole or substantially the whole of the Company's undertaking unless such proposals have been approved by the Company in general meeting.

        49.   Subject as hereinafter provided and to the provisions of the Act, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property, or any part thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability, or obligation of the Company or of any third party.

        50.   The Directors may exercise all the powers of the Company in relation to any official seal for use outside Singapore and in relation to branch registers.

        51.   The Directors may from time to time by power of attorney appoint any corporation, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

        52.   All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors from time to time determine.

        53.   The Directors shall cause minutes to be made:

          (a)   of all the appointments of officers;

          (b)   of names of Directors present at all meetings of the Company and of the Directors; and

          (c)   of all proceedings at all meetings of the Company and of the Directors.

          Such minutes shall be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting

MEETINGS AND PROCEEDINGS OF DIRECTORS

        54.   Any Director or member of a committee of Directors may participate in a meeting of the Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A meeting conducted by means of a conference telephone or similar communications equipment as aforesaid is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting was at that place for the duration of the meeting.

        55.   The Directors may meet together for the despatch of business adjourn and otherwise regulate their meetings as they think fit. A Director may at any time and the Secretary shall on the requisition of a Director summon a meeting of the Directors.

        56.   Subject to these Articles questions arising at any meeting of the Directors shall be decided by a majority of votes and a determination by a majority of the Directors present shall for all purposes be deemed a determination of the Directors. In case of an equality of votes (except where only two Directors are present and form the quorum or when only two Directors are competent to vote on the question in issue) the chairman of the meeting shall have a second or casting vote.

        57.   (a)    A Director may be a party to or in any way interested in any contract or arrangement or transaction to which the Company is a party or in which the Company is in any way engaged or concerned or interested. A Director may hold and be remunerated in respect of any office or place of profit (other than the office of auditor of the Company or any subsidiary thereof) under the Company or any other company in which the Company is in any way interested and he (or any firm of which he is a member) may act in a professional capacity for the Company or any such other company and be remunerated thereof. On any matter in which a Director is in any way interested and subject to disclosure in the manner provided for in Article 57(b), he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him therefrom.

          (b)   A Director who is in any way, whether directly or indirectly, interested in a transaction or proposed transaction with the Company shall declare the nature of his interest in accordance with the provisions of the Act.

        58.   The quorum necessary for the transaction of the business of the Directors, shall be a majority of the Directors then in office. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

        59.   The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.

        60.   The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

        61.   The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. Any such regulations may provide for or authorise the co-option to the committee of persons other than Directors and for such co-opted members to have voting rights as members of the committee.

        62.   A committee may elect a chairman of its meetings; if such chairman is so elected, or if at any meeting the chairman is not present within ten minutes after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

        63.   A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the chairman shall have a second or casting vote.

        64.   All acts done by any meeting of the Directors or of a committee of the Directors or by any person acting as a Director shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any such Director or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

        65.   A resolution in writing signed by a majority of the Directors of the Company shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. Any such resolution may consist of several documents in like form, each signed by one or more Directors. The expressions "in writing" and "signed" include approval by telefax, telex, cable, telegram or any form of electronic communication approved by the Directors for such purpose from time to time incorporating, if the Directors deem necessary, the use of security and/or identification procedures and devices approved by the Directors.

        66.   Notwithstanding the foregoing, where the Company has only one Director, that Director may pass a resolution by recording the resolution and signing on the record.

MANAGING DIRECTOR

        67.   The Directors may from time to time appoint one or more of their body to the office of Managing Director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke any such appointment. His appointment shall be automatically terminated if he ceases for any reason whatsoever to be a Director.

        68.   A Managing Director shall, subject to section 169 of the Act and the terms of any agreement entered in any particular case, receive such remuneration (whether by way of salary, commission, or participation in profits, or partly in one way and partly in another) as the Directors may determine.

        69.   The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of those powers.

SECRETARY

        70.   The Secretary shall in accordance with the Act be appointed by the Directors for such terms, at such remuneration, and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them. If thought fit two or more persons may be appointed as joint secretaries ("Joint Secretaries"). The Directors may also appoint from time to time on such terms as they think fit one or more assistant Secretaries. The appointment and duties of the Secretary or Joint Secretaries shall not conflict with the Act and in particular section 171 of the Act.

SEAL

        71.   The Directors shall provide for the safe custody of the Seal, which shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf, and every instrument to which the Seal is affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose save that as regards any certificates for shares or debentures or other securities of the Company the Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature or other method approved by the Directors.

        72.   The Company may exercise the powers conferred by the Act with regard to having an official seal for use outside Singapore and such powers shall be vested in the Directors.

        73.   The Company may exercise the powers conferred by the Act with regard to having a duplicate Seal as referred to in section 124 of the Act which shall be a facsimile of the Seal with the addition on its face of the words "Share Seal".

AUTHENTICATION OF DOCUMENTS

        74.   Any Director or the Secretary or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed, or as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

ACCOUNTS

        75.   The Directors shall cause proper accounting and other records to be kept and shall distribute copies of balance-sheets and other documents as required by the Act and shall from time to time determine whether and to what extent and at what time and places and under what conditions or regulations the accounting and other records of the Company or any of them shall be opened to the inspection of members not being Directors, and no member (not being a Director) shall have any right of inspecting any accounts or book or paper of the Company except as conferred by the Act or authorised by the Directors or by the Company in general meeting.

AUDITORS

        76.   Auditors shall be appointed and their appointment and duties regulated in accordance with the provisions of the Act.

        77.   Subject to the provisions of the Act, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

DIVIDENDS

        78.   The Directors may from time to time pay the members such dividends as appear to the Directors to be justified by the profits of the Company.

        79.   No dividend shall be paid otherwise than out of the profits or shall bear interest against the Company.

        80.   The Directors may retain the dividends payable upon shares in respect of which any person is under the provisions as to the transmission of shares hereinbefore contained entitled to become a member, or which any person is under those provisions entitled to transfer until such person shall become a member in respect of such shares or shall transfer the same.

        81.   Subject to the Act, when declaring a dividend, the Directors may direct payment of such dividend wholly or partly by the distribution of specific assets, shares, debentures or debenture stock of the Company or in any one or more such ways, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

        82.   (a)    Any dividend, interest, or other money payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register of members or to such person and to such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two joint holders may give effectual receipts for any dividends, or other money payable in respect of the shares held by them as joint holders.

          (b)   If two or more persons are registered in the register of members as joint holders of any share, or are entitled jointly to a share in consequence of the death or bankruptcy of the holder, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable on or in respect of the share.

          (c)   Any resolution declaring a dividend on shares of any class may specify that the same shall be payable to the persons registered as the holders of such shares in the register of members at the close of business on a particular date and thereupon, the dividend shall be payable to them in accordance with their respective holdings so registered but without prejudice to the rights inter se in respect of such dividends of transferors and transferees of any such shares.

          (d)   The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death or bankruptcy of the holder) and delivered to the Company and if or to the extent the same is accepted as such or acted upon by the Company.

          (e)   The payment by the Directors of any unclaimed dividends or other moneys payable on or in respect of a share other than a treasury share into a separate account shall not constitute the Company being a trustee in respect thereof. All dividends unclaimed after being declared may be invested or otherwise made use of by the Directors for the benefit of the Company and any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited and if so shall revert to the Company but the Directors may at any time thereafter at their absolute discretion, annul any such forfeiture and pay the dividend so forfeited to the person entitled thereto prior to the forfeiture.

          (f)    No dividend or any other distribution of the Company's assets, whether in cash or otherwise, may be made to the Company in respect of the treasury shares.

BRANCH REGISTER

        83.   The Company may exercise the powers conferred by the Act and may cause to be kept in any place outside Singapore a branch register of members. The Board of Directors may, subject to the Act, make from time to time such provisions as it thinks fit respecting the keeping of any such branch register and the transfer of shares to, on or from any such branch register and may comply with the requirements of any local law.

CAPITALIZATION OF PROFITS AND RESERVES

        84.   The Company in a general meeting may, upon the recommendation of the Directors, resolve by ordinary resolution:-

          (a)   issue bonus shares for which no consideration is payable to the Company, to the members holding shares in the Company in proportion to their then holdings of shares; and/or

          (b)   that it is desirable to capitalize any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up in full new shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution.

        85.   Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things, required to give effect thereto, with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions, and also to authorise any person to enter on behalf of all the members entitled thereto into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalizations and any agreement made under such authority shall be effective and binding on all such members.

        86.   The Directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the Directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested. The Directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The

Directors may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same, the Directors shall comply with the provisions of the Act.

NOTICES AND OTHER DOCUMENTS

        87.   Subject to the Act and where the context of any provisions of these Articles otherwise requires, any notice, accounts, balance-sheet, report or other document (including a share certificate) that may be given by the Company to any member can be given personally or by sending it by post to his registered address or by any other means in the form of an electronic record. Where postal service is used, service shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting on the day after the date of its posting, and in any other case at the time at which the letter would be delivered in the ordinary course of post. Where electronic means is used, service shall be deemed on transmission provided that the transmission records reveal that there has been no error or break in the transmission.

        88.   A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holders first named in the register of members in respect of the share.

        89.   A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name, or by the title or representatives of the deceased, or assignee of the bankrupt, or by any like description, at the address, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

        90.   (a)    Notice of every general meeting shall be given in any manner hereinbefore authorised to:

            (i)    (subject to the Act) every member;

            (ii)   every person entitled to share in consequence of the death or bankruptcy of a member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

            (iii)  the auditor of the Company for the time being.

          (b)   Unless the Directors decide otherwise, no other person shall be entitled to receive notices of general meetings.

WINDING UP

        91.   (a)    The Directors shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

          (b)   If the Company is wound up the liquidator may, with the sanction of a special resolution of the Company, divide amongst the members in kind the whole or any part of the assets of the Company (whether they consist of property of the same kind or not) and may for that purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of any such assets in trustees upon such trusts for the benefits of the members as the liquidator with the like sanction, thinks fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

        92.   Subject to the provisions of and so far as may be permitted by the Act, every Director, Managing Director, Secretary and other officer of the Company and its subsidiaries and Affiliates, shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Act in which relief is granted to him by the Court.

SECRECY

        93.   No member shall be entitled to require discovery of or any information in respect of any detail of the Company's trade or any matter which may be in the nature of a trade secret, mystery of trade or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors, it will be inexpedient in the interest of the members of the Company to communicate to the public save as may be authorised by law.

Name(s), Address(es) and Description of Subscriber(s)

PETER MOE 10H Braddell Hill #22-30 Braddell View Singapore 579727 Lawyer

Dated this 23rd day of January 2006

Witness to the above signatures:-

ANTHONY ANNE CATHARINE Practising Chartered Secretary c/o 1 Temasek Avenue #27-01 Millenia Tower Singapore 039192